Exhibit 10.2

REVOLVING LOAN AGREEMENT

THIS REVOLVING LOAN AGREEMENT ("Agreement") is made this 29th day of September, 2006, by and between LEGENT GROUP, LLC, a Delaware limited liability company ("Borrower") and UNITED WESTERN BANK, a Colorado banking corporation ("Lender").

RECITALS

A. Borrower is the sole owner of Legent Clearing, LLC, a Delaware limited liability company ("Legent Clearing"). Legent Clearing provides correspondent clearing services for the securities industry.

B. Borrower has requested and applied to Lender for a loan not to exceed Five Million and No/100ths Dollars ($5,000,000.00) ("Loan") to permit it to provide funds to Legent Clearing in the event such funds are necessary to facilitate the operation of Legent Clearing.

C. Lender has agreed to provide such Loan to Borrower upon the condition that any advance made upon the Loan be utilized only for the purposes and pursuant to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
INCORPORATION OF RECITALS

1. Incorporation of Recitals. The foregoing preambles and all other recitals set forth herein are made a part of this Agreement.

ARTICLE 2
BORROWER'S REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties. To induce Lender to execute this agreement and perform the same, Borrower hereby represents and warrants as follows:

(a) The Borrower is a duly organized and validly existing limited liability company, in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction within the conduct of its business or the ownership or operation of its properties require such qualification;

(b) Legent Clearing is a duly organized and validly existing limited liability company, in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction within the conduct of its business or the ownership or operation of its properties require such qualification;

(c) That the execution and performance of this Agreement are permitted under Borrower's governing documents;

(d) That no conditions exist that would prevent Borrower or Legent Clearing from fully complying with the conditions and provisions of this Agreement within the time limits provided;

(e) That no litigation or proceedings are pending or threatened that could or might materially affect Borrower's or Legent Clearing's ability to perform this Agreement;

(f) That Borrower has full power and authority to execute, deliver, and perform this Agreement and all other applicable documents to which Borrower is a party;

(g) That the execution, delivery, and performance of this Agreement, the execution and payment of the Promissory Note, as described below, have not constituted and will not constitute a breach or default under any other agreement under which Borrower is a party or may be bound or affected, or violation of any law or court order that may affect the Borrower;

(h) That all financial statements and other information previously furnished by Borrower and Legent Clearing to Lender in connection with the Loan hereunder are true, complete, and correct in all material respects, and that no material adverse change has occurred since the furnishing of such statements and information.

2. Borrower agrees that all of said representations and warranties will be true at the date of the execution of this Agreement and at all times thereafter.

ARTICLE 3
TERMS OF LOAN AND DOCUMENTS

1. Agreement to Borrow and Lend. Subject to the terms and conditions herein contained, Borrower agrees to borrow from Lender and Lender commits to lend to Borrower a revolving loan in an amount that, in the aggregate, will not exceed a total outstanding and committed Loan amount of $5,000,000.00 at any one time.

2. Method of Disbursements. This Loan is a revolving loan, which contemplates disbursements by and repayments to Lender of portions of the Loan in accordance with the terms and conditions herein. Borrower shall provide a written request to Lender for any advance hereunder, which may be sent by hand delivery or by telecopy. Upon receipt of such written request, Lender shall promptly transfer the amount of the requested advance to an account designated by Borrower.

3. Loan Origination Fee. Borrower shall pay to Lender a loan origination fee equal to $50,000.00, which shall be payable at the execution of this Agreement.

4. Loan Documents. Borrower agrees that it will execute and deliver or deliver to Lender the following documents in form, substance, and execution acceptable to Lender:

(a) Promissory Note payable to the order of Lender in accordance with the terms of this Agreement;

(b) Security Agreement pledging the 100% member's interest in Legent Clearing owned by Borrower, together with all stock owned by Borrower in Kane Reid Securities Group, Inc. ("Kane Reid") and all warrants held by Legent Clearing to purchase shares of common stock of in Kane Reid;

(c) Unconditional Limited Guarantees and Subordinations of Henry C. Duques and Jerry Callaghan ("Guarantors"); and

(d) Evidence satisfactory to Lender as to the power and authority of the persons executing this Agreement, the Promissory Note, and the Security Agreement to act for and bind the executing entity.

5. Interest. Notwithstanding the rate of interest, time of accrual, or time for payment thereof to be provided for in the Note:

(a) Said interest shall be computed only upon advances of proceeds made hereunder from and after the date of each advance; and

(b) Said interest shall be computed on the basis of a 360-day year, but for the actual number of days in the period for which interest is charged.

6. Interest After Acceleration or Maturity. Any principal not paid when due shall bear interest at the Default Rate of the Promissory Note.

ARTICLE 4
LOAN EXPENSE AND ADVANCES

1. Loan Expense. Borrower agrees to pay all expenses of the Loan ("Loan Expense"), including all amounts payable pursuant to Sections 2 and 3 hereof.

2. Lender's Origination Fees. Borrower agrees, as consideration for the execution of this Agreement by Lender, to pay origination fees to Lender at the times and in the amounts set forth in Article 3 of this Agreement.

3. Lender's Attorney Fees. Borrower agrees to pay reasonable fees for services of Lender's attorneys and said attorneys' reasonable out-of-pocket expenses in the preparation and attendance upon the execution of this Agreement and of the Loan Documents, and in connection with the disbursement of the proceeds of the Loan.

4. Right of Lender to Make Advances to Cure Borrower's Defaults. In the event that Borrower shall fail to perform any of Borrower's covenants or agreements herein contained after the applicable grace or cure period (as stated in Article 9 for monetary and nonmonetary defaults) following Borrower's receipt of Lender's written notice of such failure, Lender may (but shall not be required to) perform any of such covenants and agreements, and any amounts expended by Lender in so doing and any amounts expended by Lender pursuant to Article 10 hereof shall constitute additional indebtedness hereunder.

ARTICLE 5
REQUIREMENTS PRECEDENT
TO THE LENDER'S OBLIGATION UNDER THE LOAN

Borrower agrees that Borrower will perform, and that Lender's obligation to make advances under the Loan, and thereafter to make further disbursements of proceeds thereof, is conditioned upon Borrower's performance of the following conditions precedent:

1. Borrower shall have complied with and performed all of the terms and provisions of Article 3 and such other provisions of this Agreement as by their terms are to have been complied with and performed;

2. Borrower and Legent Clearing shall have furnished Lender with copies of those financial statements, tax returns and other documents requested by Lender for Borrower and Legent Clearing.

ARTICLE 6
BORROWER'S AGREEMENTS

1. Furnishing Information. Borrower will (i) promptly supply Lender with such information concerning its affairs and property as Lender may reasonably request from time to time hereafter; (ii) promptly notify Lender of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Agreement or any other agreement, and of any material adverse change in its financial conditions; (iii) maintain a standard and modern system of accounting in accordance with generally accepted accounting principles; (iv) permit Lender or any of its agents or representatives to have access to and to examine all of their books and records regarding the development at any time or times hereafter during business hours; and (v) permit Lender to copy and make abstracts from any and all of said books and records.

2. Documents of Further Assurance. Borrower will, on request of Lender, from time to time execute, deliver, and furnish documents as may be necessary to undertake the transactions contemplated under this Agreement, as Lender may reasonably request in writing.

3. Financial Information. Not later than seventeen (17) days after the end of each calendar month, Borrower shall provide to Lender internally-prepared financial statements, for month-end, including a balance sheet, income and expense statement for Borrower and Legent Clearing, including the FOCUS Report for Legent Clearing. Not later than ninety (90) days after the end of each fiscal year, Borrower shall provide to Lender financial statements, including a balance sheet, income and expense statement, and sources and uses of funds for Borrower and Legent Clearing, prepared in accordance with generally accepted accounting principles and certified by an independent accounting firm.

4. Corporate Status. Borrower shall not, and shall not permit Legent Clearing to, reorganize, restructure, merge, divest itself of any major assets or in any other way change, alter or revise its corporate structure, without the advance written consent of the Lender, which shall not be unreasonably withheld. Borrower shall not sell, assign, encumber or convey any of its interest in Legent Clearing or Kane Reid during the term of this Loan.

5. Required Capital. Borrower shall not permit the minimum regulatory capital of Legent Clearing to fall to less than Twenty Million and No/100ths Dollars ($20,000,000.00), as determined by the monthly FOCUS Report, after advance of any Loan Proceeds. Further, Borrower shall assure that Legent Clearing shall maintain capital of at least Twenty-Five Million and No/100ths Dollars ($25,000,000.00), as determined in accordance with Generally Accepted Accounting Principles, during this term of the Loan.

6. Use of Proceeds. Borrower shall use all proceeds from the Loan as equity injections or the making of subordinated loans to Legent Clearing to facilitate its operations.

7. No Additional Debt. Borrower shall not borrow additional funds during the term of this Loan, other than incurring ordinary business trade debt payable currently, without the advance written approval of Lender. For purposes of this section, "borrowing of additional funds" shall not include that existing loan in the amount of Five Million Dollars ($5,000,000.00) payable from Borrower to the order of Henry C. Duques, which loan is fully subordinate to the terms and conditions of this Loan.

ARTICLE 7
ASSIGNMENTS

1. Lender's Right to Assign. Lender may assign, negotiate, pledge, participate or transfer otherwise hereunder, this Agreement, the Promissory Note, and all other Loan Documents to any banks or financial institutions and, in case of such assignment, rights, and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such banks or financial institutions with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. As used herein the term financial institution shall include, but not be limited to, a REIT, insurance company, pension fund, educational institution, building and loan or savings and loan association, welfare or retirement fund, or fraternal or religious organization.

2. Prohibition of Assignments by Borrower. Borrower shall not assign or attempt to assign its rights under this Agreement.

ARTICLE 8
TIME IS OF THE ESSENCE

1. Time Is of the Essence. Borrower agrees that time is of the essence in this Agreement.

ARTICLE 9
EVENTS OF DEFAULT

1. The occurrence of any one or more of the following shall constitute an "Event of Default" as said term is used herein:

(a) Failure of Borrower to observe or perform any of the conditions by Borrower to be performed under the terms of this Agreement;

(b) The occurrence of any default under the Promissory Note or any of the other documents evidencing or securing the Loan, which default remains uncured after the expiration of any applicable cure period;

(c) If at any time or times hereafter any material representation, statement, report, or certificate is made now or hereafter by Borrower or Legent Clearing that is not materially true and correct;

(d) If all or a substantial part of the assets of Borrower or Legent Clearing are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors and the same is not dismissed or withdrawn within sixty (60) days;

(e) If Borrower or Legent Clearing is enjoined, restrained, or in any way prevented by court order, or if any proceeding is filed or commenced seeking to enjoin, restrain, or in any way prevent Borrower from conducting all or a substantial part of its business affairs, and such order or proceeding is not vacated or dismissed within forty-five (45) days of Borrower's or Legent Clearing's receipt of notice of such order or proceeding;

(f) If there occurs the appointment of a receiver, trustee, or custodian of all or any substantial part of the assets of Borrower, or Legent Clearing, or either of them, and the same is not dismissed or withdrawn within sixty (60) days;

(g) If a notice of lien, levy, or assessment is filed of record with respect to all or any part of the property of Borrower, Legent Clearing, or either of them, by the United States or any department and not released within sixty (60) days of Borrower's receipt of notice of filing;

(h) Failure to promptly pay to Lender the amount by which the indebtedness hereunder may, at any time, exceed the face amount of the Promissory Note, which failure remains uncured after any applicable grace or cure period;

(i) Filing of any petition by or against Borrower, or Legent Clearing, or either of them, under Federal Bankruptcy Act or any similar law, state or federal, whether now or hereafter existing, which is not dismissed within forty-five (45) days of Borrower's receipt of notice of such filing.

Unless otherwise provided in this Article 9, Lender shall provide Borrower with notice of any default and a period of ten (10) days to cure a monetary default and thirty (30) days to cure a nonmonetary default.

ARTICLE 10
LENDER'S REMEDIES IN EVENT OF DEFAULT

1. Remedies Conferred Upon Lender. Upon the occurrence of any event of default, which remains uncured after any applicable grace or cure period, Lender may, in addition to all remedies conferred upon Lender by law and the terms of this Agreement, the Promissory Note and other Loan Documents, pursue any one or more of the following remedies concurrently or successive being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a) Withhold further disbursement of any proceeds of the Promissory Note;

(b) Declare the Promissory Note to be due and payable forthwith; or

(c) Exercise or pursue any other remedy or cause of action permitted under this Agreement or any Loan Documents, or conferred upon Lender by operation of law.

2. Nonwaiver of Remedies. No waiver of any breach or default hereunder shall constitute or be construed as a waiver by Lender of any subsequent breach or default or of any breach or default of any other provision of this Agreement.

ARTICLE 11
CAPTIONS

The captions and headings of various Articles and Sections of this Agreement and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

ARTICLE 12
NOTICES

Any notice that any party hereto may be required or may desire to give hereunder shall be deemed to have been given on the date telecopied or hand delivered, and addressed to the other party at its address as shown below or at such other address as the party to be served may have furnished to the party seeking or desiring to serve notice.

If to Borrower:  Legent Group, LLC
9300 Underwood Avenue, Suite 400
Omaha, Nebraska 68114
Attn: Jeff Sime___________
Tel: 402-384-6122-_______
Fax: 402-384-6125________

If to Lender:       United Western Bank
700 17th Street, Suite 100
Denver, Colorado 80202
Attn: John E. Fiedler, Regional President
Tel: (720) 956-6502
Fax: (720) 932-3962

ARTICLE 13
MISCELLANEOUS

1. No Partnership. Nothing contained herein, or in any other Loan Document, and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower.

2. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns. No assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

3. Entire Agreement. This Agreement and the other Loan Documents and other documents referred to herein constitute the entire agreement between the Lender and Borrower with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.

4. Counterparts. This Agreement may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

5. Choice of Law; Venue. This Agreement and any of the documents executed in conjunction herewith shall be construed in accordance with the laws of the State of Colorado. Venue shall be proper in any federal district court located in the City and County of Denver, Colorado, or any state court located within the City and County of Denver, Colorado.

IN WITNESS WHEREOF, this Agreement is executed this day and date above written.

LEGENT GROUP, LLC,
a Delaware limited liability company

By: /s/Frank McPartland___________________________
Name: Frank McPartland_____________________
Its: Member/Manager________________________

UNITED WESTERN BANK,
a Colorado banking corporation

By: /s/John E. Fiedler_____________________________
Name: John E. Fiedler
Its: Regional President